Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2015, in the Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp., dated January 14, 2016.

/s/ KOST FORER GABBY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBY & KASIERER

January 14, 2016	A Member of Ernst & Young Global